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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of United Online, Inc. of our report dated January 6, 2000 relating to the financial statements of AimTV, Inc. (A Development Stage Enterprise) which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
June 22, 2001

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EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS